EXHIBIT 10(j)


                       FIRST AMENDMENT TO CREDIT AGREEMENT

         This Amendment, dated as of June 29, 2000, is made by and among INNOVEX, INC., a Minnesota corporation (the "Borrower"), each of the banks appearing on the signature pages hereof, together with such other banks as may from time to time become a party to the Credit Agreement (defined below) pursuant to the terms and conditions of Article VIII of the Credit Agreement (herein collectively called the "Banks" and individually each called a "Bank"), and NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, a national banking association, in its separate capacity as administrative agent for itself and all other Banks (in such capacity, the "Agent").

                                    Recitals

         A. The Borrower, the Banks and the Agent have entered into a Credit Agreement dated as of September 15, 1999 (as the same may hereafter be amended or restated from time to time, the "Credit Agreement").

         B. The Borrower has requested that the Banks and the Agent, among other things, amend the financial covenant contained in Section 5.9 of the Credit Agreement.

         C. The Banks and the Agent are willing to grant the Borrower's requests subject to the terms and conditions set forth below.

         ACCORDINGLY, in consideration of the premises and for other good and valuable consideration, the Borrower, the Banks and the Agent agree as follows:

         1. All capitalized terms used in this Amendment and not otherwise specifically defined in this Amendment shall have the meanings given such terms in the Credit Agreement.

         2. SECTION 1.1 OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY ADDING THE FOLLOWING NEW DEFINITION OF "FIRST AMENDMENT" IN THE APPROPRIATE ALPHABETICAL
LOCATION:

         "'Applicable Margin Adjustment Date' means (i) as to any change in the applicable Margin which will result in a reduction in such applicable Margin, the first day of the first month following the date on which the Agent and the Banks shall have received the financial statements relating to the last day of the relevant fiscal quarter pursuant to
         Section 5.1(b), or (ii) as to any change in the applicable Margin which will result in an increase in such applicable Margin, the first day of the second month following the date on which the Agent and the Banks shall have received the financial statements relating to the last day of the relevant fiscal quarter pursuant to Section 5.1(b)."

         "'First Amendment' means the First Amendment to Credit Agreement, dated as of June 29, 2000, by and among the Borrower, the Banks and the Agent."

         "'Operating Lease' means, with respect to any Person, any lease of such Person, as lessee, other than leases of such Person which, in accordance with GAAP, would be classified as capitalized leases."

         3. SECTION 1.1 OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY AMENDING THE EXISTING DEFINITIONS OF "CASH FLOW AVAILABLE FOR INTEREST", "COVENANT COMPUTATION PERIOD", "INTEREST COVERAGE RATIO", "MARGIN", "NET INCOME", "NON-CASH CHARGES" AND "PRE-TAX EARNINGS" TO READ AS FOLLOWS:

         "'Cash Flow Available for Interest' of any Person means, with respect to the applicable Covenant Computation Period, such Person's Pre-Tax Earnings, plus such Person's Interest Expense, plus such Person's rental expense with respect to Operating Leases."

         "'Covenant Computation Period' means the four (4) consecutive fiscal quarters ending on a Covenant Computation Date; provided, however, as to the Interest Coverage Ratio only, with respect to the specific Covenant Computation Dates set forth below, the applicable Covenant Computation Period shall be the period set forth opposite such date below:

            Covenant Computation Date        Covenant Computation Period
            -------------------------        ---------------------------

                  June 30, 2000          April 1, 2000 through June 30, 2000
               September 30, 2000      April 1, 2000 through September 30, 2000

                December 31, 2000     January 1, 2000 through December 31, 2000"

                  "'Interest Coverage Ratio' of any Person means, with respect to the applicable Covenant Computation Period, the ratio of (a) such Person's Cash Flow Available for Interest to (b) such Person's Interest Expense plus such Person's rental expense with respect to Operating Leases."

                  "'Margin' means, with respect to computation of the applicable interest rate on Fundings under a Facility, the increment payable by the Borrower with respect thereto, as set forth and described in the table below, calculated according to the Borrower's then applicable Status; provided, however, that (i) notwithstanding the table set forth below, during the period from the Closing Date through March 31, 2000, the applicable Margin on Fundings under the Revolving Facility shall be 0% for Floating Rate Advances and shall be 1.25% for Eurodollar Rate Advances, (ii) notwithstanding the table set forth below, during the period from the Closing Date through March 31, 2000, the applicable Margin on Fundings under the Term Facility shall be 0% for Floating Rate Advances and shall be 1.25% for Eurodollar Rate Advances, and
         (iii) at all times from and after April 1, 2000, any adjustment in the applicable Margin shall not become effective until the Applicable Margin Adjustment Date. If financial statements of the Borrower necessary to establish the appropriate Margin hereunder are not received by the Agent and the Banks with respect to the relevant fiscal quarter on or prior to the date required pursuant to Section 5.1(b) hereof, the applicable Margin shall be determined as if Level IV Status were in effect and such Level IV Status shall remain in effect until the Applicable Margin Adjustment Date following the date on which the required financial statements are received by the Agent and the Banks.

                                       MARGIN FOR                                MARGIN FOR
                        REVOLVING FACILITY FUNDINGS AT ALL TIMES     REVOLVING FACILITY FUNDINGS AT ALL
                        OTHER THAN FROM JULY 1, 2000 THROUGH THE     TIMES FROM JULY 1, 2000 THROUGH THE
                          APPLICABLE MARGIN ADJUSTMENT DATE FOR     APPLICABLE MARGIN ADJUSTMENT DATE FOR
                             QUARTER ENDED DECEMBER 31, 2000           QUARTER ENDED DECEMBER 31, 2000

                           Floating Rate        Eurodollar Rate       Floating Rate       Eurodollar Rate
Level I Status                  0%                  1.25%                1.00%                2.25%

Level II Status                 0%                  1.50%                1.00%                2.50%

Level III Status                0%                  1.75%                1.00%                2.75%

Level IV Status                .25%                 2.00%                1.25%                3.00%

                                       MARGIN FOR                                MARGIN FOR
                           TERM FACILITY FUNDINGS AT ALL TIMES       TERM FACILITY FUNDINGS AT ALL TIMES
                        OTHER THAN FROM JULY 1, 2000 THROUGH THE        FROM JULY 1, 2000 THROUGH THE
                          APPLICABLE MARGIN ADJUSTMENT DATE FOR     APPLICABLE MARGIN ADJUSTMENT DATE FOR
                             QUARTER ENDED DECEMBER 31, 2000         THE QUARTER ENDED DECEMBER 31, 2000

                           Floating Rate        Eurodollar Rate       Floating Rate       Eurodollar Rate
Level I Status                  0%                  1.25%                1.00%                2.25%

Level II Status                 0%                  1.50%                1.00%                2.50%

Level III Status                0%                  1.75%                1.00%                2.75%

Level IV Status                .25%                 2.00%                1.25%                3.00%

                  "'Net Income' of a Person means, with respect to the applicable Covenant Computation Period, such Person's after-tax net income as determined in accordance with GAAP."

                  "'Non-Cash Charges' of a Person means, with respect to the applicable Covenant Computation Period, such Person's depreciation, amortization and deferred taxes which have the effect of reducing Pre-Tax Earnings or Net Income, as the case may be, all as determined with accordance with GAAP."

                  "'Pre-Tax Earnings' of any Person means, with respect to the applicable Covenant Computation Period, such Person's Net Income, plus any provision for income taxes, less any extraordinary income claimed or earned by such Person (in the case of the Borrower and its Subsidiaries, including, without limitation, any extraordinary income claimed or earned as a result of any reversal of any restructuring charges, costs or expenses), all as determined in accordance with GAAP; provided, however, for purposes of determining the Borrower's compliance with Section 5.10 from the date of the First Amendment through the Covenant Computation Period ending on September 30, 2000, with respect to the Borrower's fiscal quarters ended on September 30, 1999 and December 31, 1999 any extraordinary or non-cash loss or expense paid or incurred by the Borrower in such two fiscal quarters shall be added to "Pre-Tax Earnings" to the same extent (and only to the same extent) such amounts have previously been included in Pre-Tax Earnings by the Borrower in connection with determining the Borrower's compliance with Section 5.10."

         4. SECTION 2.12(d) OF THE CREDIT AGREEMENT IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "(d) The Borrower agrees to pay to the Agent and/or any Bank, on written demand from the Agent and/or any Bank, fees charged by the Agent and/or any Bank in connection with any audits or inspections by the Agent and/or any Bank (or by the employees, agents, consultants or auditors of the Agent and/or any Bank) of any Collateral or the operations or businesses of the Borrower and/or its Subsidiaries, whether conducted at the premises of the Borrower and/or its Subsidiaries or at the premises of the Agent and/or any Bank, together with actual out-of-pocket costs and expenses incurred in conducting any such audit or inspection."

         5. SECTION 5.1(b) OF THE CREDIT AGREEMENT IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "(b) as soon as available and in any event within twenty (20) days after the end of each fiscal month of the Borrower, an unaudited/internal balance sheet and statement of income, cash flow and retained earnings of the Borrower and its Subsidiaries as at the end of and for such month and for the year-to-date period then ended, prepared on a consolidated and consolidating basis, in reasonable detail and the figures for the corresponding date and periods in the previous year, all prepared in accordance with GAAP hereof, subject to year-end audit adjustments; and accompanied by a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit A to the First Amendment, stating (i) that such financial statements have been prepared in accordance with GAAP, subject to year-end audit adjustments, (ii) whether or not such officer has knowledge of the occurrence of any Default or Event of Default hereunder not theretofore reported and remedied and, if so, stating in reasonable detail the facts with respect thereto, and (iii) with respect to each such month-end which is also a Covenant Computation Date, all relevant facts in reasonable detail to evidence, and the computations as to (A) the Status of the Borrower for purposes of establishing the appropriate Margins and Commitment Fee Percentage and (B) whether or not the Borrower is in compliance with the requirements set forth in Sections 5.9, 5.10, 5.11, 5.12 and 6.12;"

         6. SECTION 5.1(c) OF THE CREDIT AGREEMENT IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "(c) not later than thirty (30) days prior to the beginning of each fiscal year of the Borrower, the projected balance sheets, income statements, Capital Expenditures budget, Operating Lease budget and cash flow statements for the Borrower and its Subsidiaries for each month of such year, each in reasonable detail, representing the good faith projections of the Borrower for each such month, and certified by the Borrower's chief financial officer as being the most accurate projections available and identical to the projections used by the Borrower for internal planning purposes, together with such supporting schedules and information as the Agent from time to time may reasonably request;"

         7. SECTION 5.1(k) OF THE CREDIT AGREEMENT IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "(k) promptly following request from the Agent or any Bank, copies of any credit agreements, leases or other documents or agreements to which the Borrower and/or any of its Subsidiaries is party and/or such other information respecting the financial conditions and results of operation of the Borrower and/or its Subsidiaries as the Agent or any Bank may from time to time request."

         8. SECTION 5.9 OF THE CREDIT AGREEMENT IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "Section 5.9 Interest Coverage Ratio. As of each Covenant Computation Date, the Borrower will maintain its Interest Coverage Ratio at not less than the ratio set forth below opposite the applicable Covenant Computation Date set forth below:

                     Applicable Covenant               Minimum Interest Coverage
                       Computation Date                          Ratio
                       ----------------                          -----

                        June 30, 2000                        1.25 to 1.00
       September 30, 2000 and each subsequent Covenant
                       Computation Date                      1.65 to 1.00

         9. SECTION 5.10 OF THE CREDIT AGREEMENT IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "Section 5.10 Leverage Ratio. As of each Covenant Computation Date, the Borrower will maintain its Leverage Ratio at not more than
         3.00 to 1.00."

         10. ARTICLE V OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY ADDING THE FOLLOWING NEW SECTION 5.12 IMMEDIATELY FOLLOWING SECTION 5.11:

                  "Section 5.12. Profitability. As of each Covenant Computation Date, the Borrower will have achieved, for its fiscal quarter ended on such Covenant Computation Date, Net Income for such fiscal quarter, less any extraordinary income claimed or earned during such fiscal quarter (including, without limitation, any extraordinary income claimed or earned by the Borrower and/or its Subsidiaries as a result of any reversal of any restructuring charges, costs or expenses), in an amount equal to or greater than $1."

         11. SECTION 6.1(a) OF THE CREDIT AGREEMENT IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "(a) pledges, liens, security interests and assignments (but not any mortgages, deeds of trust or other similar encumbrances on real property) in existence on the date hereof and listed in Schedule 6.1;"

         12. SECTION 6.1(g) OF THE CREDIT AGREEMENT IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "(g) purchase money liens or security interests in equipment (but not in real property or inventory), including conditional sale agreements or other title retention agreements and leases which are in the nature of title retention agreements, upon or in equipment acquired after the Closing Date by the Borrower or its Subsidiaries, or purchase money liens or security interests existing in equipment (but not in real property or inventory) at the time of the acquisition thereof, provided that:

                           (i) no such purchase money lien or security interest
                  extends or shall extend to or cover any equipment of the Borrower or any of its Subsidiaries other than the equipment then being acquired;

                           (ii) the aggregate principal amount of the
                  indebtedness secured by any such purchase money lien or security interest shall not exceed the cost of such equipment so acquired in connection therewith; and

                           (iii) the aggregate amount of the indebtedness
                  secured by all such purchase money liens and security interests shall not exceed the amount of indebtedness permitted by Section 6.2(d);"

         13. SECTION 6.2 OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY DELETING THE WORD "AND" AT THE END OF SECTION 6.2(b) AND BY REPLACING EXISTING SECTION 6.2(c) WITH THE FOLLOWING NEW SECTIONS 6.2(c) AND 6.2(d):

                  "(c) Capitalized Lease Liabilities, subject to the limitations set forth in Section 6.12; and

                  (d) indebtedness of the Borrower or its Subsidiaries secured by purchase money liens or security interests permitted by Section 6.2(g) up to a maximum principal amount of such indebtedness outstanding at any time not to exceed $2,000,000."

         14. SECTION 6.5 OF THE CREDIT AGREEMENT IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "Section 6.5. Restricted Payments. The Borrower will not declare or pay any dividends on any shares of any class of stock of the Borrower, or directly or indirectly apply any assets to the redemption, retirement, purchase or other acquisition of any shares of any class of stock of the Borrower."

         15. SECTION 6.12 OF THE CREDIT AGREEMENT IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "Section 6.12. Limitation on Capital Expenditures and Operating Leases. The Borrower will not, and will not permit any of its Subsidiaries to, make or become obligated to make any Capital Expenditure (including, without limitation, Capitalized Lease Liabilities) during any given fiscal year of the Borrower or enter into or become obligated to enter into any Operating Lease during any given fiscal year of the Borrower, if, after making or becoming obligated to make such Capital Expenditure (including, without limitation, Capitalized Lease Liabilities) or after entering into or becoming obligated to enter into such Operating Lease, the sum of (a) the aggregate amount of all such Capital Expenditures (including, without limitation, all Capitalized Lease Liabilities) which the Borrower and/or its Subsidiaries have made or have become obligated to make in such fiscal year, plus (b) the aggregate amount of all payments to be made under all Operating Leases (for the entire life of all such Operating Leases) which the Borrower and/or its Subsidiaries have entered into or have become obligated to enter into during such fiscal year (less only the portion of such payments under such Operating Leases which are attributable to interest and financing charges), would exceed the amount set forth opposite the applicable period below:

                                                            Maximum Aggregate Amount
                                                      of Capital Expenditures and Payments
                          Fiscal Year                        under Operating Leases
                          -----------                        ----------------------
              Fiscal Year Ended September 30, 2000                $29,000,000
         Fiscal Year Ended September 30, 2001 and Each
                     Subsequent Fiscal Year                       $20,000,000"

         16. ARTICLE VI OF THE CREDIT AGREEMENT IS HEREBY AMENDED BY ADDING THE FOLLOWING NEW SECTION 6.13 IMMEDIATELY FOLLOWING SECTION 6.12:

                  "Section 6.13. Prohibition on Negative Pledges on Real Property in Favor of Other Persons. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement or covenant with any Person (other than the Banks and the Agent under this Agreement) pursuant to which the Borrower and/or any Subsidiary has agreed with such Person that the Borrower or such Subsidiary, as applicable, will not create, incur, grant or suffer to exist any mortgage, deed of trust or other encumbrance on any real property or related improvements which are either owned by the Borrower or any Subsidiary or in which the Borrower or any Subsidiary has any interest."

         17. SECTION 7.1(c) OF THE CREDIT AGREEMENT IS HEREBY AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

                  "(c) default in the performance, or breach, of any covenant or agreement on the part of the Borrower contained in Sections 5.8 through
         5.12 or in Article VI; or"

         18. SUBSECTION (c) OF SECTION 9.4 OF THE CREDIT AGREEMENT IS HEREBY AMENDED TO READ AS FOLLOWS:

                  "(c) fees in connection with any audits or inspections by the Agent and/or any Bank (or by the employees, agents, consultants or auditors of the Agent and/or any Bank) of any Collateral or the operations or businesses of the Borrower and/or its Subsidiaries, whether conducted at the premises of the Borrower and/or its Subsidiaries or at the premises of the Agent and/or any Bank, together with actual out-of-pocket costs or expenses incurred in conducting any such audit or inspection, and"

         19. SCHEDULES 6.1, 6.2 AND 6.3 OF THE CREDIT AGREEMENT ARE HEREBY REPLACED BY THE REPLACEMENT SCHEDULES 6.1, 6.2 AND 6.3 ATTACHED, RESPECTIVELY, AS EXHIBITS B, C AND D TO THIS AMENDMENT.

         20. The notice address for Borrower, Innovex Precision Components and Innovex Southwest in the Loan Documents is hereby amended to read as follows:

             "5540 Pioneer Creek Drive

             Maple Plain, Minnesota 55359-9003
             Attn: Douglas W. Keller
             Telecopy No. (763) 479-5392"

         21. The Borrower acknowledges that the Agent and the Banks are in the process of obtaining appraisals with respect to machinery, equipment and other fixed assets of the Borrower and its Subsidiaries to be prepared by appraisers selected by the Agent. The Borrower acknowledges and agrees that, upon demand of the Agent, the Borrower will promptly reimburse the Agent for all fees, costs and expenses incurred by the Agent in connection with such appraisals.

         22. The Borrower acknowledges that the Agent and the Banks have advised the Borrower that the Agent and the Banks, as a condition precedent (among other conditions precedent) to granting any future request from the Borrower for any amendment or modification to any financial covenant or other term, condition or covenant of the Loan Documents which the Agent and/or the Banks deem material or to any waiver of any future Default or Event of Default, may require that the Borrower and its Subsidiaries grant first-priority mortgage liens on such real estate and improvements of the Borrower and/or its Subsidiaries as the Agent and the Banks shall require, together with related appraisals, environmental reports, title insurances policies, surveys and other items as the Agent and the Banks shall require. Nothing in this paragraph 22 shall be deemed to commit or obligate the Agent and/or the Banks to grant any such request of the Borrower.

         23. This Amendment shall not be or become effective unless and until the Agent shall have received each of the following items in form and substance acceptable to the Agent:

                  (a) This Amendment, duly executed by the Agent, the Banks and the Borrower, and duly acknowledged by the Guarantors;

                  (b) A non-refundable amendment fee in the amount of $50,000 paid in immediately available funds by the Borrower to the Agent for the pro rata account of the Banks on the basis of their respective Percentages, which amendment fee shall be deemed fully earned upon receipt by the Agent;

                  (c) A certified copy of the resolutions of the Board of Directors of the Borrower evidencing that the officers of the Borrower have authority to enter into this Amendment and the transactions contemplated by this Amendment (which resolutions may, at the option of the Agent, be in the form of ratifying resolutions and be delivered to the Agent following the effectiveness of this Amendment);

                  (d) An opinion of counsel to the Borrower and the Guarantors in form and content acceptable to the Agent;

                  (e) If required by the Agent, amendments to existing UCC filings amending the notice address specified for the Borrower, Innovex Precision Components and Innovex Southwest in such UCC filings (which amendments may, at the option of the Agent, be delivered to the Agent following the effectiveness of this Amendment);

                  (f) Payment of all legal fees incurred by the Agent through the date of this Amendment; and

                  (g) Such other items as the Agent may require.

         24. Except as amended by this Amendment, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in all other respects in full force and effect.

         25. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument.

         26. The Borrower and each Guarantor, by signing its respective Acknowledgment and Agreement set forth below, each hereby absolutely and unconditionally releases and forever discharges the Agent and each of the Banks, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, agents and employees of any of the foregoing (the "Released Parties"), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Borrower or such Guarantor has had, now has or has made claim to have against such Released Party for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment in connection with or related to the transactions evidenced by the Loan Documents, whether such claims, demands and causes of action are mature or unmatured or known or unknown.

         27. The execution of this Amendment shall not be deemed to be a waiver of any Event of Default under the Credit Agreement, whether or not known to the Agent and/or the Banks and whether or not existing on the date of this Amendment.

         28. The Borrower hereby represents and warrants to the Agent and the Banks as follows:

                  (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations under the Credit Agreement, as amended by this Amendment, and the Credit Agreement, as amended by this Amendment, and the other Loan Documents executed on behalf of the Borrower have been duly executed and delivered by the Borrower and constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

                  (b) The execution, delivery and performance by the Borrower of the Credit Agreement, as amended by this Amendment, and the other Loan Documents executed on behalf of the Borrower have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the Articles of Incorporation or By-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

                  (c) All of the representations and warranties contained in
         Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

         29. References. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment; and any and all references in any of the other Loan Documents to the "Credit Agreement" shall be deemed to refer to the Credit Agreement as amended by this Amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.


                               INNOVEX, INC.

                               By \s\ Timothy S. McIntee
                                  Timothy S. McIntee
                                  Secretary and Senior Vice President, Corporate

                               NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION, as Bank and as Agent

                               By \s\ Sharlyn Rekenthaler
                                  Sharlyn Rekenthaler
                                  Vice President

                               U.S. BANK NATIONAL ASSOCIATION, as Bank

                               By \s\ Michael J. Staloch
                                  Michael J. Staloch
                                  Vice President